Exhibit 10.3

STOCK UNIT AWARD AGREEMENT

On this, the [●] day of [●], 20[●], Actua Corporation, a Delaware corporation (the “Company”), hereby grants to [●] a Stock Unit Award (the “Award”), of [●] stock units (the “Restricted Units”) under the Actua 2005 Omnibus Equity Compensation Plan, as amended (the “Plan”). Each Restricted Unit represents your right to receive one share of common stock of the Company (the “Common Stock”) on a future redemption date, subject to the terms and conditions set forth in this Agreement and the Plan.
1.    Restricted Unit Account. The Company shall establish and maintain a Restricted Unit account (the “Account”) for you and shall record in such Account the number of Restricted Units granted to you. You shall not have any interest in any fund or specific assets of the Company by reason of this Award or the Account established for you.
2.    Vesting. Your right to the Restricted Units granted under this Award shall vest according to the following vesting schedule, provided you do not incur a termination of service or employment with the Company (as defined in the Plan) prior to the applicable vesting date: (a) [ONE-THIRD] of the Restricted Units granted under this Award will vest on [ONE-YEAR ANNIVERSARY OF GRANT DATE] and (b) [THEREAFTER, ONE-TWELFTH] of the Restricted Units granted under this Award will vest on each of the following dates: [●],[●],[●],[●],[●],[●],[●] and [●] [QUARTERLY DATES OVER A TWO-YEAR PERIOD].
3.    Redemption. Within thirty (30) days following the date of your termination of service or employment with the Company (the “Redemption Date”), the Company shall redeem all of the vested Restricted Units, as provided in Paragraph 2, in accordance with this Paragraph 3, unless delay is required pursuant to Paragraph 17(b) below or a Change of Control (as defined in Paragraph 7) occurs prior to the Redemption Date. On the Redemption Date, all vested Restricted Units in your Account will be converted to an equivalent number of shares of Common Stock, and you shall receive a single sum distribution of such shares of Common Stock, which shall be issued under the Plan.
4.    Dividend Equivalents. Until such time as the Restricted Units are redeemed or forfeited, if any cash dividends are declared with respect to the shares of Common Stock, the Company shall pay to you, at the same time that cash dividends are paid to the stockholders of the Company, the amount of the cash dividend that would have been distributed if the Restricted Units credited to your Account at the time of the declaration of the cash dividend were shares of Common Stock of the Company, irrespective of whether such Restricted Units have vested pursuant to Paragraph 2. Until such time as the Restricted Units are redeemed or forfeited, in the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event with respect to the shares of Common Stock, the Company shall, at the time of such event, credit to your Account the amount of stock or other property that would have been distributed if the Restricted Units credited to your Account at the time of such event were shares of Common Stock of the Company, with such stock or other property being subject to the same terms and conditions relating to vesting as the Restricted Units to which they relate.

5.    Non-Transferability of Award. No Restricted Units awarded to you under this Agreement may be transferred, assigned, pledged, encumbered or exercised by you and a Restricted Unit may be redeemed during your lifetime only by you. Any attempt to transfer, assign, pledge, or encumber the Restricted Unit by you shall be null, void and without effect.
6.    No Rights as Stockholder. You shall not have any rights as a stockholder of the Company, including the right to any dividends (except as provided in Paragraph 4), or the right to vote, with respect to any Restricted Units.
7.    Change of Control. If a Change of Control occurs prior to the Redemption Date, all of your Restricted Units will be converted to an equivalent number of shares of Common Stock and distributed to you in a single sum upon the occurrence of the Change of Control. For this purpose, a Change of Control shall have the same meaning as such term is defined in the Plan; provided, however, that a Change of Control shall not be deemed to have occurred if the Change of Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations.
8.    Incorporation by Reference; Definitions. This Award shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference. In the event of any contradiction, distinction or difference between this Stock Unit Award Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Stock Unit Award Agreement, the terms used in this Stock Unit Award Agreement shall have the meanings set forth in the Plan. The Award is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to the withholding of taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder, and your acceptance of this Award is your agreement to be bound by the interpretations and decisions of the Committee with respect to this Award and the Plan.
9.    Restrictions on Issuance or Transfer of Shares of Common Stock.
(a)    The obligation of the Company to deliver shares of Common Stock upon the redemption of the Restricted Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, the shares of Common Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of Restricted Units and of shares of Common Stock to you on the Redemption Date is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b)    You agree to be bound by the Company’s policies regarding the transfer of the shares of Common Stock and understand that there may be certain times during the year in which you will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or encumbering the shares of Common Stock.
(c)    On the Redemption Date, a certificate representing the shares of Common Stock that are redeemed shall be issued to you or, if allowed, the shares of Common Stock will be delivered electronically to an account designated by you.
10.    Withholding. To the extent required by applicable law, you are required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant, vesting or redemption of this Award. Subject to Committee approval, you may elect to satisfy any tax withholding obligation of the Company with respect to this Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
11.    No Rights to Continued Service or Employment. This Award shall not confer upon you any right to be retained by or in the service or employment of the Company or its parent, subsidiaries or affiliates and shall not interfere in any way with the right of the Company or its parent, subsidiaries or affiliates to terminate your service or employment at any time. The right of the Company or its parent, subsidiaries or affiliates to terminate at will your service or employment at any time for any reason is specifically reserved.
12.    Assignment by the Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award may be assigned by the Company without your consent.
13.    Acknowledgment. By executing this Agreement, you hereby acknowledge that with respect to any right to payment pursuant to this Agreement, you are and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and you hereby covenant for yourself, and anyone at any time claiming through or under you not to claim any such preference, and hereby disclaim and waive any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. You also hereby acknowledge receipt of a copy of the Plan and agree to be bound by the terms of the Plan and this Agreement. You further agree to be bound by the determinations and decisions of the Committee with respect to the Plan and your rights to benefits under the Plan, and agree that all such determinations and decisions of the Committee shall be binding on you, your beneficiaries and any other person having or claiming an interest under the Plan on your behalf.
14.    Effect on Other Benefits. The value of Restricted Units or any shares of Common Stock distributed to you with respect to the Restricted Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company. Neither shall such value be considered part of your compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15.    Governing Law. This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
16.    Notice. All notices hereunder shall be in writing, and if to the Company or to the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention of the Board of Directors of the Company; and if to you, shall be delivered personally sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to other party given in accordance with this Paragraph 16.
17.    Section 409A of the Code.
(a)    This Agreement is intended to comply with the requirements of section 409A of the Code and shall be interpreted and administered in accordance with such requirements. Notwithstanding any provision in this Agreement to the contrary, redemption and payment may only be made under this Agreement upon an event or in a manner permitted by section 409A of the Code and its corresponding regulations. Each redemption and payment under this Agreement shall be treated as a separate redemption and payment for purposes of section 409A of the Code. In no event may you designate the calendar year of redemption or payment.
(b)    Notwithstanding any provision to the contrary in this Agreement, if a redemption or payment under this Agreement is payable to you upon separation from service (within the meaning of section 409A of the Code) from the Company, then if at the time of your separation from service you are a “specified employee” (as such term is defined in section 409A(2)(B)(i) of the Code and its corresponding regulations) as determined by the Company (or any successor thereto), in its sole discretion, in accordance with its specified employee determination policy, then the redemption and payment to you pursuant to this Agreement shall be postponed for a period of six (6) months following your separation from service from the Company. The postponed amounts shall be distributed and paid to you in a lump sum within thirty (30) days after the date that is six (6) months following your separation from service from the Company. If you die during such six (6) month period and prior to the distribution of the postponed amounts hereunder, the amounts delayed on account of section 409A of the Code shall be distributed to the personal representative of your estate within sixty (60) days after the date of your death.
[SIGNATURE PAGE FOLLOWS]

ACTUA CORPORATION

Date: ____________________    By: _____________________________________                           [NAME]
[TITLE]
Attest:

By: ____________________________
[NAME]
[TITLE]

I hereby accept the Award of Restricted Units described in this Stock Unit Award Agreement. I have read the terms of the Plan and this Stock Unit Award Agreement, and agree to be bound by the terms of the Plan and this Stock Unit Award Agreement and the interpretations of the Committee with respect thereto.

ACCEPTED:

By:
[GRANTEE]